UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 5th Avenue, 12th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 248-1100

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SDI	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2019, Standard Diversified Inc. (the “Registrant”) issued a press release indicating that it intends to pursue a merger with Turning Point Brands, Inc. (“Turning Point”), of which the Registrant held a 50.1% interest as of September 30, 2019.  As reflected in the press release, pursuant to the proposed transaction, which would be a statutory merger implemented via Delaware law and is intended to constitute a tax-free “downstream reorganization” for U.S. federal income tax purposes, the Registrant would be merged with and into a wholly owned subsidiary of Turning Point with Turning Point as the survivor of the merger.  Pursuant to the merger, holders of the Registrant’s common stock would receive, in return for their common stock of the Registrant, shares of the common stock of Turning Point.

The proposed transaction is subject to the approval of the Registrant’s Board of Directors (the “Board”), which would be based on a recommendation from a Special Committee of Independent Directors that the Board has formed to engage in discussions with Turning Point. The proposed transaction is also subject to the approval of the Registrant’s stockholders, which stockholder approval is expected to be sought at a meeting of the Registrant’s stockholders.  The Registrant intends to hold such meeting in the next several months, and as a result did not hold an annual meeting of stockholders during the year ended December 31, 2019.

On January 7, 2020, the Registrant received a notice from NYSE American LLC (“NYSE American” or the “Exchange”) indicating because the Registrant did not hold an annual meeting of stockholders during the year ended December 31, 2019, the Registrant is not in compliance with Section 704 of the NYSE American Company Guide, which requires that an issuer hold an annual meeting during each fiscal year.

As indicated above, the Registrant intends to hold a meeting of stockholders in the next several months with respect to the proposed transaction discussed above, which the Registrant expects will bring it into compliance.

Item 8.01	Other Information.

See Item 3.01 above for certain information regarding the Registrant’s proposed corporate reorganization with Turning Point.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: January 8, 2020	By:	/s/ Bradford A. Tobin
Name: Bradford A. Tobin
Title: General Counsel & Secretary